UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/06/2009

Evercore Partners Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32975

Delaware	20-4748747
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 East 52nd Street
37th Floor
New York, NY 10055
(Address of principal executive offices, including zip code)

212-857-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 3, 2009, the Board of Directors of Evercore Partners Inc. (the "Company") approved amendments to, and restated, the Company's Amended and Restated Bylaws (the "Amended and Restated Bylaws"). The material changes effected by the adoption of the Amended and Restated Bylaws were to (i) expand the information required to be provided by any stockholder who proposes director nominations or any other business for consideration at a meeting of stockholders, including disclosure of hedging activity, and to require periodic updating of such information and (ii) update the advance notice provisions to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Amended and Restated Bylaws is the exclusive means for a stockholder to make nominations or submit other business at a meeting of stockholders. The Amended and Restated Bylaws became effective on February 3, 2009.

Item 9.01.    Financial Statements and Exhibits

A copy of the Amended and Restated Bylaws is attached as Exhibit 3.(ii) hereto and is hereby incorporated by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evercore Partners Inc.

Date: February 06, 2009	By:	/s/ Adam B. Frankel
Adam B. Frankel
Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(ii).	Amended and Restated By-Laws